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                                   EXHIBIT 4.6.2

                      SECOND AMENDMENT TO THE RIGHTS AGREEMENT
              AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF


          Pursuant to Section 27 of the Amended Rights Agreement (the "Agreement") dated as of February 11, 1997 (as amended March 18, 1998), between Ultratech Stepper, Inc., a Delaware corporation (the "Company"), and BankBoston, N.A., a national banking association (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of October 12, 1998, as provided below.

          1. CERTAIN DEFINITIONS. Section 1 of the Agreement shall be amended as follows:

               (1) The phrase "upon approval by a majority of the Continuing Directors (as such term is hereinafter defined)" in subsection (a)(i) shall be deleted from the definition of Acquiring Person;

               (2) The word "Continuing" in subsection (a)(iii) shall be replaced by the words "Board of";

               (3) The phrase "upon the affirmative vote of a majority of the Continuing Directors" which appears in subsection (c)(ii) shall be deleted; and

               (4)   The definition of Continuing Directors shall be deleted.

          2. ISSUE OF RIGHTS CERTIFICATES. Section 3(a) of the Agreement shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors".

          3. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. Section 11 shall be amended as follows:

               (1) The word "Continuing" in subsection (a)(iii) shall be replaced with the words "Board of"; and

               (2) The phrase "upon approval by a majority of the Continuing Directors" which appears in the second paragraph of subsection (a)(ii), several times in subsection (a)(iv), in subsection (b), in subsection (c), in subsection
(d)(i), and in subsection (d)(ii) shall be deleted.

          4. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. Section 13(d) shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors".

          5. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. Section 14(a) shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" each time that it appears.

          6. ISSUANCE OF NEW RIGHTS CERTIFICATES. Section 22 shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" each time that it appears.

          7. REDEMPTION AND TERMINATION. Section 23 shall be amended as follows:

               (1) The word "Continuing" each time that it appears in subsection (a) shall be replaced with the words "Board of"; and

               (2) The phrase "upon approval by a majority of the Continuing Directors" in subsection (a) shall be deleted.

          8.   EXCHANGE. Section 24 shall be amended as follows:

               (1) The word "Continuing" each time that it appears in subsection (a) shall be replaced with the words "Board of"; and

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               (2)  The phrase "upon approval by a majority of the Continuing
Directors" each time that it appears in subsection (d) shall be deleted.

          9. SUPPLEMENTS AND AMENDMENTS. Section 27 shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors" each time that it appears.

          10. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. Section 29 shall be amended as follows:

               (1) The phrase "(and, where specifically provided for herein, only upon approval by a majority of the Continuing Directors)" shall be deleted;

               (2)  The phrase "or the Continuing Directors" shall be deleted;
and

               (3) The phrase "(or, where specifically provided for herein, upon approval by a majority of the Continuing Directors)" shall be deleted.


          11. SEVERABILITY. Section 31 shall be amended by deleting the phrase "upon approval by a majority of the Continuing Directors.

          12. SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES. Exhibit C shall be amended as follows:

               (1) The word "Continuing" in the fourth line of the tenth paragraph shall be replaced by the words "Board of"; and

               (2) The phrase "upon the approval of a majority of the Continuing Directors" which appears in the thirteenth paragraph and the fourteenth paragraph shall be deleted.

          13. COMPREHENSIVE AMENDMENT. For the avoidance of doubt, all instances of the phrase "upon approval by a majority of the Continuing Directors," or similar words to that effect are hereby deleted from the Agreement, and all exhibits thereto. In any other sentence in the Agreement or any exhibit thereto in which the phrase "Continuing Directors" appears, it is hereby stricken and replaced by the phrase "Board of Directors."

          The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the Board of Directors of the Company dated as of October 12, 1998 hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.


                                   ULTRATECH STEPPER, INC., a
                                   Delaware corporation


                                   By:    ___________________________
                                   Name:  ___________________________
                                   Title: ___________________________


Acknowledged and Agreed:

BankBoston, N.A.,
as Rights Agent


By:    ________________________________
Name:  ________________________________
Title: ________________________________